EXHIBIT 10.11

AMENDING AGREEMENT executed at the City of Montreal, Province of Quebec, as of the second day of April 2002.


BY AND BETWEEN:                    OPTIMAL ROBOTICS CORP., a body politic and
                                   corporate, having its head office and place of business at 4700 de la Savane, Suite 101, Montreal, Quebec, H4P 1T7

                                   (hereinafter called the "Company")


AND: GARY S. WECHSLER, Executive, residing at 145 Finchley, Hampstead, Quebec H3X 3A3

                                   (hereinafter called the "Executive")



WHEREAS the parties entered into a formal employment agreement dated as of April 21, 1999, pertaining to the employment of the Executive by the Company (the "Initial Agreement"); and

WHEREAS the parties desire to amend certain provisions of the Initial Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE FOREGOING, THE PARTIES HERETO COVENANT AND AGREE AS FOLLOWS:

1. The preamble hereto shall form an integral part hereof as if herein set forth at length.

2. The parties agree that the Initial Agreement is hereby amended as follows:

      2.1.  The following section is added immediately following Section 6:

            "6A. During the Term, the Company shall pay or reimburse to the Executive the cost of the reasonable premiums associated with a personal life and disability insurance policy with a minimum coverage of US $3,000,000 (or the Canadian dollar equivalent thereof) in term insurance, which policy shall be owned by the Executive or his designee."

      2.2   The following sentence replaces the second sentence in Section 5.

            "The Recognition Bonus shall not be less that twenty-five percent (25%) of the minimum salary paid or payable to the Executive in respect of such fiscal year.

      2.3 The first paragraph of Section 7 is hereby deleted and replaced by the following:


            "In the event that the Company shall terminate the employment of the Executive, other than for cause or due to the death or Disability of the Executive, or in the event that the Executive terminates his employment with the Company for Good Reason (as hereinafter defined) within six months following a Change of Control (as hereinafter defined) of the Company, the following provisions shall apply:


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                  (i)   the Company shall forthwith pay to the Executive an
                        amount (the "Termination Payment") equal to five times, the aggregate of (i) the then current annual minimum salary payable to the Executive, pursuant to section 4 hereof; and (ii) the most recent Recognition Bonus paid to the Executive, pursuant to section 5 hereof;

                  (ii) the term insurance, if any, then owned by the Executive for which the Company is responsible for the cost of the premiums in accordance with section 6A shall be converted to, or replaced by a whole life policy for the same insurance amount, which policy shall be owned by the Executive or his designee, and the Company shall pay or reimburse to the Executive the entire cost of the premium for such whole life insurance policy; and

                  (iii) if the Executive shall at such time be leasing an
                        automobile, the Company shall forthwith pay to the leasing company such amount as shall be required in order to cause the leasing company to transfer the automobile to the Executive as his absolute property."

3. The Company agrees to increase the Executive's salary by Cdn. $100,000, effective July 1, 2002.

4. The parties hereby agree that the Initial Agreement, as amended hereby, remains in full force and effect. This agreement is an amendment to the Initial Agreement and the Initial Agreement and this agreement shall be read together and have effect so far as practicable as though all the provisions thereof and hereof were contained in one instrument.

5. The parties declare that they have required that this agreement and all documents relating hereto, either present or future, be drawn in the English language; les parties declarent par les presentes qu'ils exigent que cette entente et tous les documents y afferents, soient, pour le present ou le future, rediges dans la langue anglaise.

IN WITNESS WHEREOF, the parties hereto have executed the present agreement on the date first hereinabove mentioned.


                                  OPTIMAL ROBOTICS CORP.

                                  Per: /s/ Holden L. Ostrin
                                       --------------------
                                           Holden L. Ostrin


                                  /s/ Gary S. Wechsler
                                  --------------------
                                  GARY S. WECHSLER


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